EXHIBIT 10.1
NOTE TERMINATION AND CONVERSION AGREEMENT
This Note Termination and Conversion Agreement (the “Agreement”) is made and entered into as of November 15, 2016 by and among Symbid Corp., a Nevada corporation with a place of business at Marconistraat 16, 3029 AK Rotterdam, The Netherlands (“SBID”), Symbid Coöperatie U.A., a variable interest Netherlands entity with a place of business at Marconistraat 16, 3029 AK Rotterdam, The Netherlands (“SC”) and XX, with a place of business at XX, The Netherlands (the “Noteholder”).
WHEREAS, SBID issued a $XX June 1, 2016 promissory note to the Noteholder, a copy of which is annexed hereto as Schedule A (the “Note”) and
WHEREAS, the parties have agreed to terminate the Note and not require the payment of principal and interest thereon effective as of November 15, 2016; and
WHEREAS, SC is the licensee for all of SBID’S private and public placement (crowdfunding) business in The Netherlands; and
WHEREAS, SC is a variable interest entity which SBID effectively controls through corporate governance rather than ownership; and
WHEREAS, SBID receives currently revenues from SC through Intellectual Property (“IP”) license fees, where it is envisioned SC will be granted a designated IP license directly from its owner Stichting Symbid IP Foundation to conduct its business in the Netherlands whereby it will be agreed SC will reimburse the further development of the IP for which SBID will receive in return a non-exclusive license on usage of the further by SC developed IP; and
WHEREAS, SBID intends to liquidate the participations in both Equidam Holding B.V. and Kredietpaspoort Coöperatie UA under condition the required approvals through, not limited to but including, a shareholder vote will be obtained; and
WHEREAS, in consideration of the termination of the Note, SBID and SC have agreed to grant to Noteholder, or any by Noteholder assigned party, an equity interest in SC consisting of XX units (XX% of the future profit rights and XX% of the voting rights of SC) (the “SC Participation Right”) further specified in a Membership Agreement with SC (“Membership Agreement”):
NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the parties intending to be legally bound, hereby agree as follows:
1. Note Termination.
The Parties agree that in consideration of the grant of the Participation Right, the Note is hereby terminated and cancelled effective the date hereof without any obligation on the part of SBID or other persons to pay principal or interest thereon.
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2. Grant of SC Participation Right.
SC hereby grants the SC Participation Right to the Noteholder, or any by Noteholder assigned party, as the result of and in consideration of the Note cancellation, effective the date hereof.
3. Representations, Warranties and Covenants of Noteholder.
Noteholder represents, warrants, and covenants to the Company that:
3.1           Investment Purpose.  Noteholder is acquiring the SC Participation Right for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.
3.2           Accredited Investor / Non-U.S. Person Status.  Noteholder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act and/or a Non-U.S. Person for purposes of Regulation S of the Securities Act.
3.3           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Noteholder and is a valid and binding agreement of Noteholder enforceable in accordance with its terms.
3.4           Brokers.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Noteholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Noteholder or any action taken by Noteholder.
4.
Representations, Warranties, and Covenants of SBID and SC.
SBID and SC hereby make the representations set forth below and covenant and agree as follows to Noteholder (in addition to those set forth elsewhere herein):
4.1           Organization and Qualification.  SBID and SC have been duly organized, validly exist and are in good standing under the laws of their respective jurisdictions of formation. SBID and SC have full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by SBID and SC and is a valid and binding obligation of SBID and SC, enforceable against SBID and SC in accordance with its terms, except as such enforcement may be limited by the bankruptcy laws and laws effecting creditors’ rights, generally.
4.2           Authorization, Enforcement, Compliance with Other Instruments.  (i) SBID and SC have the requisite corporate power and authority to enter into and perform their obligations under this Agreement, (ii) the execution and delivery of all transaction documents by SBID and SC and the consummation by SBID and SC of the transactions contemplated hereby, including, without limitation, the issuance of the SC Participation Right, has been duly authorized by their respective managements and no further consent or authorization is required by them, their respective managements or their stockholders, (iii) the transaction documents have been duly executed and delivered by them, (iv) the transaction documents constitute their valid and binding obligations enforceable against them in accordance with their terms, and (v) the persons signing this Agreement on behalf of SBID and SC have full corporate or other requisite authority to execute the transaction documents and to bind them.
4.3           No Conflicts.  The execution and delivery by SBID and SC of, and the performance of their obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of SBID and SC or any agreement or other instrument binding upon SBID and SC, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over SBID and SC, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by SBID and SC of their respective obligations under this Agreement in accordance with the terms of this Agreement.
4.4           Brokers.  Neither SBID nor SC have taken any action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by SBID or SC relating to this Agreement or the transactions contemplated hereby.
4.5           Cancellation of all notes. All of the other 2016 Notes from the Private Placement Offering in which Noteholder participated have been similarly settled and cancelled or will be similarly settled and cancelled on or prior to November 15, 2016.

5.
Miscellaneous.
(a)
Note holder acknowledges and agrees that the execution of the Note Termination Agreement precludes Note holder from instituting legal proceedings in the future against SBID and affiliated persons based upon the Notes, however this excludes cases as commonly described by negligence, fraud and misconduct.
(b)
Each of the parties agree to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement.
(c)
This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement.
(d)
This Agreement supersedes and cancels any prior agreements relating to the subject matter contained herein.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
SYMBID CORP. _____________________________________By: Korstiaan Zandvliet Name: Title:	SYMBID COÖPERATIE U.A. ______________________________________By: Maarten Timmerman Name: Title:
SYMBID COÖPERATIE U.A. _____________________________________By: Robin Slakhorst Name: Title:
NOTEHOLDER By: Name: Title:

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